UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2007

(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION SAVINGS PLAN

(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-5304

(Address and zip code of principal executive offices)

(414) 271-6755

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.

On March 30, 2007, the Sensient Technologies Corporation Savings Plan (the “Plan”) dismissed Virchow, Krause & Company, LLP (“Virchow, Krause”) and appointed Ernst & Young LLP (“E&Y”) as the Plan’s independent registered public accounting firm for the Plan for the year ended December 31, 2006. Virchow, Krause remained as the Plan’s independent registered public accounting firm until the appointment of E&Y. The change in accounting firm was approved by the Plan’s investment committee which administers the Plan. A change in the Plan’s independent registered public accounting firm appointing Virchow, Krause for the year ended December 31, 2005, was previously reported in a Form 8-K dated as of April 6, 2006, which is incorporated herein by reference.

The principal accountants’ reports on the Plan’s most recent two financial statements did not contain an adverse or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Plan’s two most recent fiscal years and any subsequent interim period, there have been no disagreements over any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to such matter of the disagreements in their reports on the financial statements for such years.

The Plan provided a copy of the foregoing disclosures to Virchow, Krause prior to the filing of this report and requested that Virchow, Krause furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished in response to that request is filed as Exhibit 16 to this report.

During the Plan’s two most recent fiscal years and any subsequent interim period, neither the Plan nor anyone acting on its behalf consulted with E&Y regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company has authorized Virchow, Krause to respond fully to any inquiries by E&Y regarding matters related to the earlier financial statements.

Item 9.01. Exhibits

Exhibit 16	Letter of Virchow, Krause & Company, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION SAVINGS PLAN (Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Vice President, Secretary and General Counsel of Sensient Technologies Corporation
Date:	April 4, 2007

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